As filed with the Securities and Exchange Commission on May 20, 1999
                              REGISTRATION NO. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                           AVTEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                        87-0378021
(State of incorporation)                    (I.R.S. Employer Identification No.)

                                 501 Bath Street
                             Santa Barbara, CA 93101
                                 (805) 884-6300
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 Anthony E. Papa
                       Chairman of the Board of Directors
                             Chief Executive Officer
                           AvTel Communications, Inc.
                                 501 Bath Street
                             Santa Barbara, CA 93101
                                 (805) 884-6300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  -------------

                                   COPIES TO:

     Philip J. Niehoff                                 Thomas N. Harding
    Mayer, Brown & Platt                            Seed, Mackall & Cole LLP
  190 South LaSalle Street                      1332 Anacapa Street, Suite 200
  Chicago, Illinois 60603                           Santa Barbara, CA 93101
       (312) 782-0600                                  (805) 963-0669
        -------------                                   -------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and the Selling Stockholders.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                         CALCULATION OF REGISTRATION FEE


   Title of Each                             Proposed             Proposed
     Class of                                Maximum              Maximum
 Securities to Be       Amount to be         Offering Price       Aggregate         Amount of
    Registered          Registered           Per Share            Offering Price    Registration Fee
---------------------   ------------         ---------------      ---------------   -----------------
Common Stock, .......   795,000(1)(2)        $         5.125(3)   $     3,950,157   $           1,099
par value $0.01
per share
                         20,000(4)           $          8.60(5)   $       172,000   $              48
                                                                                    -----------------
Total ...............                                                               $           1,147


(1) Issuable upon conversion of, or as dividends on, the Registrant's Series B Convertible Preferred Stock (the "Series B Preferred"). The Series B Preferred is convertible into Common Stock at a conversion price based upon the market price (as defined) of the Common Stock at the time of conversion. In order to provide for possible fluctuations in the market price of the Common Stock, the number of shares registered hereby has been determined based upon an assumed conversion price of $2.00 per share. Also assumes that dividends on the Series B Preferred are paid in Common Stock at the same assumed conversion price. The assumed conversion price is substantially below the conversion price in effect on the date hereof. The conversion price would have been $4.34 if the date of conversion were May 20, 1999. Accordingly, the number of shares registered exceeds the number which would be issuable upon conversion of all Series B Preferred shares at the conversion price currently in effect.

(2) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(3) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the Registrant's Common Stock on May 19, 1999, as reported by The Nasdaq SmallCap Market.

(4)  Issuable  upon  the  exercise  of  currently   outstanding   warrants  (the
"Warrants").

(5) Calculated pursuant to Rule 457(g) under the Securities Act, based upon the highest price at which the Warrants are exercisable.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED MAY 20, 1999


PROSPECTUS

                                 815,000 SHARES

                           AVTEL COMMUNICATIONS, INC.

                                  COMMON STOCK
                                  -------------

     The three selling stockholders named in this prospectus are offering and selling up to 815,000 shares of the common stock. They may acquire up to 795,000 of those shares upon conversion of, or as dividends on, AvTel's series B convertible preferred stock and 20,000 shares upon exercise of warrants.

     The selling stockholders may offer the shares from time to time in public or private transactions on or off The Nasdaq SmallCap Market, at prevailing market prices or privately negotiated prices. They may make sales through brokers, dealers or other agents who may receive compensation in the form of commissions, discounts or concessions.

     AvTel will not receive any proceeds from the sale of the common stock, but AvTel will receive the exercise price of the warrants. AvTel will pay the cost of registering the shares and various related expenses, but the selling stockholders are responsible for all selling commissions, transfer taxes and other such costs.

     AvTel's common stock is quoted on The Nasdaq SmallCap Market under the symbol "AVCO." On May 19, 1999, the closing sales price of AvTel's common stock on The Nasdaq SmallCap Market was $5.00. -------------

Purchase of the common stock involves a high degree of risk. See "Risk Factors" beginning on page 2.
                                  -------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                                  -------------

The date of this prospectus is                      , 1999
                               ---------------------

                                      AVTEL

     AvTel is a provider of broadband network services integrating voice, data and Internet solutions. AvTel sells and markets a broad range of telecommunications and advanced network services through independent value added resellers, affinity and agent organizations, and internal direct sales professionals. AvTel targets mid-size corporations, small-office home-office professionals and select residential market segments.. AvTel's principal executive offices are located at 501 Bath Street, Santa Barbara, California 93101, and AvTel's telephone number is (805) 884-6300.

                           FORWARD-LOOKING STATEMENTS

     Some of the  information  in this  prospectus  may contain  forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "intend," "anticipate," "estimate," "continue" or similar words. These statements discuss future expectations, estimate the happening of future events or AvTel's financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents that AvTel incorporates by reference. The risk factors noted in this prospectus, and other risks and uncertainties, could cause AvTel's actual results to differ materially from those contained in any forward-looking statement.

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors, together with other information contained or referenced in this prospectus, in evaluating an investment in the common stock.

AvTel has experienced significant losses in each of the last four fiscal quarters and expects to continue to experience losses for the foreseeable future

     AvTel has had significant losses in each of its last four fiscal quarters. AvTel expects that it will continue to lose money for the foreseeable future. AvTel has not generated enough revenue to offset the substantial amounts that it has spent to grow its business, and it plans to continue to incur significant expenses.

AvTel will need to raise additional capital

     In the past, AvTel's cash flow from operations, together with its secured borrowings, has been sufficient to meet its working capital and capital expenditure requirements. AvTel does not expect to generate sufficient cash flow to fully implement its business strategy without raising additional capital. As of March 31, 1999, AvTel was in violation of one provision of its loan and security agreement with Coast Business Credit that stipulates that AvTel must maintain a net worth equal to or greater than two million dollars. Coast Business Credit has waived its right of acceleration of the obligation as it relates to AvTel not meeting the net worth covenant through July 31, 1999, but retains its right of acceleration if AvTel is in violation of the net worth covenant at any time after July 31, 1999. Accordingly, AvTel will need to raise additional capital to meet the net worth covenant beginning August 1, 1999 as required by Coast Business Credit.

     Although AvTel recently entered into an equity line of credit agreement with Cambois Finance, Inc. through which it may sell or "put" AvTel common stock to Cambois Finance, the right to put common stock is subject to the satisfaction of several conditions. If AvTel is unable to put common stock to Cambois Finance pursuant to the equity line of credit agreement and if it is unable to obtain other financing in a timely manner and on acceptable terms, AvTel may be in default under its agreement with Coast Business Credit. In that event, management has developed and intends to implement a plan that would allow AvTel to continue to operate through 1999. This plan would include reducing AvTel's workforce, eliminating advertising expenditures, reducing professional services and reducing or eliminating other discretionary expenditures. If AvTel implements this plan, its business could be adversely affected, which may adversely affect its operating results and financial condition.

AvTel's stock price is volatile

     AvTel common stock has been traded on The Nasdaq SmallCap Market since May 28, 1998. Trading in its stock was halted by Nasdaq after the close of trading on November 12, 1998, through the close of trading on November 13, 1998, as a result of an unusual upsurge in its stock price and trading volume. The trading volume of the common stock has been variable, but generally low. As a result, relatively small trades may significantly affect the market price of the common stock. The market price of the shares of common stock has been highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in AvTel's operating results, AvTel's announcement of potential acquisitions, changes in regulations, activities of the largest domestic providers, industry consolidation and mergers, conditions and trends in the telecommunications market, adoption of new accounting standards affecting the telecommunications industry, changes in recommendations and estimates by securities analysts, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of emerging growth companies like AvTel. Many of these factors are beyond AvTel's control.

AvTel is a defendant in a securities class action lawsuit; AvTel may be adversely affected by an adverse outcome of this lawsuit or by the costs of defending this lawsuit

     As noted above, on November 12, 1998, AvTel experienced an unusual upsurge in its stock price and trading volume. This unusual event has triggered the initiation of class action litigation under the federal securities laws. AvTel believes that these claims are without merit and intends to defend vigorously this litigation. However, it is not possible at this time for AvTel to predict with certainty the outcome of this litigation. AvTel's operating results and financial condition could be adversely affected by an adverse outcome of this litigation. Even if AvTel prevails in the litigation, the expenses of the defense could have a material adverse effect on AvTel's operating results and financial condition.

AvTel may not be able to compete successfully

           The telecommunications industry is intensely competitive and subject to rapid change. AvTel's competitors include facilities-based and non-facilities-based providers, many of which have substantially more resources than AvTel. Providers compete on the basis of price, customer service, transmission quality, breadth of service offerings and value-added services. AvTel believes that competition will continue to increase, resulting in lower prices. Lower prices could adversely affect AvTel's gross margins if AvTel is not able to reduce its costs commensurate with price reductions.

AvTel must keep pace with technological change to remain competitive

           The telecommunications industry is in a period of rapid technological evolution, marked by the introduction of competitive product and service offerings, such as the use of the Internet for international voice and data communications. AvTel's future success depends, in part, on its ability to use leading technologies effectively, to develop its technological expertise, to enhance its existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis. AvTel is unable to predict which technological development will challenge its competitive position or the amount of expenditures that will be required to respond to a rapidly changing technological environment. AvTel's failure to respond in a timely and effective manner to new and evolving technologies could have a negative impact on its operating results and financial condition.

AvTel is dependent on telecommunications carriers and other suppliers

           AvTel relies on traditional telecommunications carriers to transmit its traffic over local and long distance networks. These networks may experience disruptions that are not easily remedied. In addition, AvTel depends on certain suppliers of hardware and software. If AvTel's suppliers fail to provide it with network services, equipment or software in the quantities, at the quality levels or at the times AvTel requires, it will be difficult for AvTel to provide its services.

Regulatory and legal uncertainties could harm AvTel's business

           AvTel's business is subject to various federal and state laws, regulations, agency actions and court decisions, some of which impose prior certification, notification, registration and/or tariff requirements on AvTel. Certificates of authority can generally be conditioned, modified or revoked by state regulatory authorities for failure to comply with state laws and regulations.

Fines and other penalties may be imposed. The loss of a certificate of authority or the imposition of fines or other penalties could have a material effect on AvTel's business, operating results and financial condition. In addition, future changes in any of these sources of regulation could have a material adverse effect on AvTel's business, operating results and financial condition.

AvTel's executive officers, directors and existing stockholders will have the ability to exercise significant control over it

           AvTel's executive officers, directors and members of their families beneficially own, in the aggregate, approximately 70% of its common stock prior to this offering. Although this percentage will decrease each time AvTel sells common stock to Cambois Finance under the equity line of credit agreement, assuming that these stockholders do not acquire additional shares of AvTel common stock, these stockholders will be able to exercise control over all matters requiring approval by AvTel's shareholders, including the election of directors and the approval of significant corporate transactions. In addition, effective May 18, 1999, the family members of Jeffrey J. Jensen, an AvTel director, entered into a voting trust agreement. Although Mr. Jensen is not a party to the voting trust agreement, and votes his shares independent of the voting trust, the voting trust relates to approximately 43% of the AvTel common stock outstanding prior to this offering. This concentration of ownership may also have the effect of delaying or preventing a change of control of AvTel, which could negatively affect AvTel's stock price.

Future sales of AvTel common stock may negatively affect its stock price

           Following the offering, AvTel will have a large number of shares of common stock outstanding and available for resale. In addition, 6,457,123 shares of common stock that are held by executive officers and directors of AvTel, members of their families and certain charitable foundations are, pursuant to a registration rights and lockup agreement, currently unable to be sold by these holders. As of December 1, 1999, these restrictions will no longer apply, making these shares immediately available for resale, subject, in some cases, to volume limitations imposed by Rule 144 of the Securities Act of 1933. AvTel may be required to register these shares for resale pursuant to the registration rights and lockup agreement. The market price of AvTel common stock could decline as a result of sales of a large number of shares of AvTel common stock in the market, or the perception that such sales could occur. These sales might also make it more difficult for AvTel to sell equity securities in the future at a time that AvTel deems appropriate.

AvTel is dependent on its key management personnel for its future success

           AvTel's success depends to a significant degree upon the efforts of senior management personnel, in particular, Anthony E. Papa, AvTel's Chairman and Chief Executive Officer, and James P. Pisani, AvTel's President and Chief Operating Officer. The departure of any of AvTel's officers or key employees could materially adversely affect its ability to implement its business plan.

AvTel may not be able to hire and retain qualified employees

           AvTel believes that its future success will depend in large part upon its continuing ability to attract and retain highly skilled personnel. Competition for qualified, high-level telecommunications personnel is intense and there can be no assurance that AvTel will be successful in attracting and retaining qualified personnel. AvTel's loss of the services of one or more of its key individuals, or its failure to attract and retain other key personnel, could materially adversely affect AvTel's business, operating results and financial condition.

AvTel may not be able to successfully make acquisitions of other companies

           An important component of AvTel's past growth has been to develop its business through acquisitions. This growth strategy is dependent on the continued availability of suitable acquisition candidates and subjects AvTel to a number of risks. Acquisitions may place significant demands on AvTel's financial and management resources, as the process for integrating acquired operations presents a significant challenge to AvTel's management and may lead to unanticipated costs or a diversion of management's attention from AvTel's day-to-day operations. There can be no assurance that AvTel will be able to successfully integrate into its operations any acquisitions it makes in the future.

AvTel could lose revenues and incur significant costs if its systems or material third party systems are not Year 2000 compliant

           A significant percentage of the software that runs most of the computers in the United States relies on two-digit date codes to perform computations and decision-making functions. Beginning on January 1, 2000, these computer programs may fail from an inability to interpret date codes properly, misinterpreting "00" as the year 1900 rather than 2000. In association with Electronic Data Systems Corporation, AvTel's principal software vendor for such Year 2000 deficient systems, AvTel is upgrading its billing, credit and call tracking systems to become Year 2000 compliant, at a cost of up to approximately $750,000. At the same time, a number of the computers of AvTel's vendors that interface with AvTel's systems may run on programs that have Year 2000 problems, which may disrupt AvTel's billing, credit and tracking systems. Failure of any of the computer programs integral to AvTel's vendors could adversely affect AvTel's business, operating results and financial condition.

                              THE PRIVATE OFFERING

           On April 13, 1999, AvTel sold 1,500 shares of its newly-designated series B convertible preferred stock to AMRO International, S.A., an entity organized under the laws of Panama, Austinvest Anstalt Balzers, an entity organized under the laws of Liechtenstein, and Esquire Trade & Finance Inc., an entity organized under the laws of the British Virgin Islands (the "selling stockholders"), for an aggregate purchase price of $1,500,000.

           The series B preferred has a liquidation preference of $1,000 per share. The series B preferred is entitled to an annual dividend of $30 per share, payable quarterly in cash or common stock, at AvTel's option. The annual dividend will increase to $60 per share if AvTel ever ceases to be listed on The Nasdaq Stock Market or any national securities exchange.

           The series B preferred is convertible into common stock at the option of the selling stockholders at any time. The number of shares of common stock to be received by a selling stockholder upon conversion will equal the liquidation preference of the amount converted, divided by the conversion price. The conversion price will be the lesser of (1) $6.875, or (2) 89% of the lowest closing bid price for the common stock on The Nasdaq SmallCap Market during the five consecutive trading days ending on the day prior to the date of conversion. The conversion price will not be less than $3.00 prior to October 10, 1999. Thereafter the conversion price will not be less than $2.00 as long as AvTel meets certain requirements for revenue and earnings before interest, taxes, depreciation and amortization. As a result, AvTel could issue up to 750,000 shares of common stock upon conversion if all of the series B preferred were converted at the lowest possible conversion price, assuming such revenue and earnings requirements continue to be met. Unless AvTel obtains the approval of its voting stockholders in accordance with the rules of The Nasdaq Stock Market, AvTel will not issue shares of common stock upon conversion of any shares of series B preferred if such issuance of common stock, when added to the number of shares of common stock previously issued by AvTel upon conversion of or as dividends on shares of the series B preferred and the number of shares issued upon exercise of the warrants described below, would exceed 19.9% of the number of shares of common stock outstanding on April 13, 1999. This results in a limitation of approximately 2.1 million shares of common stock. AvTel will be required to pay converting selling stockholders in cash for any excess over such amount. AvTel does not currently plan to approach its stockholders for approval to issue shares in excess of the 19.9% restriction.

           Although the conversion feature of the series B preferred will not effect AvTel's net loss, it will increase AvTel's basic and fully-diluted loss per share attributable to its common stock in the second quarter of 1999. The loss used in the per share calculation will be increased by the difference between the conversion price and the trading price of the common stock on the date the series B preferred first becomes convertible multiplied by the number of shares issuable upon conversion at that date.

           AvTel also issued the selling stockholders warrants to purchase up to 20,000 shares of common stock at an exercise price of $8.60 per share, subject to adjustment in the event of stock dividends, stock splits and the like. The warrants may be exercised beginning September 30, 1999, and terminate on March 31, 2002.

           AvTel and the selling stockholders entered into a registration rights agreement that requires AvTel to file, and obtain and maintain the effectiveness of, the registration statement containing this prospectus with the Securities and Exchange Commission in order to register the public resale of all shares of the common stock acquired by the selling stockholders (a) upon conversion of the series B preferred, (b) in payment of dividends on the series B preferred, and (c) upon exercise of the warrants. AvTel will be subject to significant monetary penalties if it fails to obtain or maintain the effectiveness of such registration statement.

           AvTel paid a financial advisor $60,000 as compensation for financial advisory services in connection with the placement of the series B preferred.

                                 USE OF PROCEEDS

           All of the shares are being offered for the account of the selling stockholders. AvTel will not directly receive any proceeds from the sale of these shares; however, AvTel could receive aggregate proceeds of up to $172,000 from the exercise of the warrants, if exercised in full. The actual amount received, if any, will equal the number of shares purchased, multiplied by the exercise price of the warrant ($8.60 per share). The warrants are exercisable by the selling stockholders in their sole discretion. AvTel cannot predict whether or when the selling stockholders will exercise the warrants. AvTel will use any proceeds received from the exercise of the warrants for working capital and general corporate purposes.

                              SELLING STOCKHOLDERS

           The following table sets forth, as of the date of this prospectus, the name of each of the selling stockholders, the number of shares of common stock beneficially owned by each selling stockholder, the number of shares of common stock that each may offer from time to time by this prospectus, and the number of shares of common stock to be beneficially owned by each selling stockholder upon completion of the offering. The selling stockholders may elect to sell some, all or none of the shares offered hereby, in their sole discretion. AvTel is unable to predict the actual number of shares which will be sold by the selling stockholders. None of the selling stockholders has held any position or office or had a material relationship with AvTel or any of its affiliates within the past three years other than as a result of the ownership of AvTel's common stock.

           Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable to that person upon exercise of any option or similar right (including conversion of the series B preferred) within sixty days following the date of this prospectus are deemed outstanding. However, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such entity's name. The percentages of beneficial ownership shares in this table are based upon 10,542,997 shares of the common stock outstanding.

           This table assumes that the selling stockholders (a) convert all of the shares of series B preferred, (b) exercise all of the warrants, and (c) sell all of the common stock issuance upon such conversion and exercise.



                                                                                 Shares                Shares Beneficially
                                            Shares Beneficially             Offered by this                Owned After
                                                    Owned                     Prospectus (2)                  Offering
    Selling Stockholder                  Number (1)           Percent                                   Number          Percent
    -------------------                  ------               -------                                   ------          -------
AMRO International, S.A. (3)             375,000             3.4%               385,000                  0               0
Austinvest Anstalt Balzers (4)           175,000             1.6%               179,667                  0               0
Esquire Trade & Finance Inc. (5)         200,000             1.9%               205,333                  0               0
-------------------

(1) Represents the number of shares of common stock into which the selling stockholder's shares of series B preferred could be converted, based on an assumed conversion price of $2.00 per share. This assumed conversion price is substantially below the conversion price in effect at the date of this prospectus. The actual conversion price will be the lesser of (1) $6.875, or (2) 89% of the lowest closing bid price for the common stock on The Nasdaq SmallCap Market during the five consecutive trading days ending on the day prior to the date of conversion. The conversion price will not be less than $3.00 prior to October 10, 1999. Thereafter the conversion price will not be less than $2.00 as long as AvTel meets certain requirements for revenue and earnings before interest, taxes, depreciation and amortization. The warrants held by the selling stockholders are not exercisable until September 30, 1999, and are not reflected in the amounts in this column.
(2) Represents the number of shares of common stock into which the selling stockholder's shares of series B preferred could be converted, based on an assumed conversion price of $2.00 per share, together with the number of shares of common stock issuable upon exercise of the selling stockholder's warrants. Does not reflect any shares of common stock that may be issued to the selling stockholder as dividends on the series B preferred.
(3) AMRO International, S.A. holds 750 shares of the series B preferred and 10,000 of the warrants. AMRO is an investment account managed by Ultra Finanz, a Swiss investment management company. The sole authorized signatories at Ultra Finanz responsible for the AMRO account are H.U. Bachofen and Michael Klee. Ultra Finanz and Messrs. Bachofen and Klee may be deemed to be the beneficial owners of the shares held by AMRO. The address of the principal business office of AMRO is c/o Ultra Finanz, Grossmunster Platz 6, Zurich CH 8022 Switzerland.
(4) Austinvest Anstalt Balzers holds 350 shares of the series B preferred and 4,667 of the warrants. Austinvest is an investment company organized under the laws of Liechtenstein. Its directors are Walter Grill and Peter Nackowitz. Messrs. Grill and Nackowitz may be deemed to be the beneficial owners of the shares held by Austinvest. The address of the principal business office of Austinvest is Landstrasse 938, 9494 Furstentums, Balzers, Liechtenstein.
(5) Esquire Trade & Finance Inc. holds 400 shares of the series B preferred and 5,333 of the warrants. Esquire is an investment company organized under the laws of the British Virgin Islands. Its sole director is Roland Winiger. Mr. Winiger may be deemed to be the beneficial owner of the shares held by Esquire. The address of the principal business office of Esquire is Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands.

                              PLAN OF DISTRIBUTION

           The common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders. The selling stockholders will act independently of AvTel in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the common stock being offered hereby on The Nasdaq SmallCap Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. There can be no assurance that the selling stockholders will sell all or any of the shares offered by this prospectus.

           AvTel is registering the common stock for resale by the selling stockholders in accordance with registration rights granted to the selling stockholders. See "The Private Offering." AvTel will pay all expenses incident to the offering and sale of the common stock to the public other than any commissions and discounts of underwriters, dealers or agents, the fees and disbursements of counsel representing the selling stockholders or any underwriter or agent acting on behalf of a selling stockholder, and any transfer taxes. In addition, AvTel has agreed to indemnify the selling stockholders, and each person who controls the selling stockholders, against certain liabilities, including liabilities under the Securities Act of 1933, in connection with the offering. The selling stockholders have agreed to indemnify AvTel and its directors and officers, as well as any person controlling AvTel, against certain liabilities, including liabilities under the Securities Act of 1933.

           The common stock may be sold by one or more of the following means of distribution:

     o a block trade in which the broker-dealer so engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a  broker-dealer   as  principal  and  resale  by  such
          broker-dealer for its own account pursuant to this prospectus;

     o an over-the-counter distribution in accordance with the rules of The Nasdaq SmallCap Market;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o    in privately negotiated transactions.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

           In connection with distributions of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of AvTel's common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell AvTel's common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

           In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

           In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

           AvTel has advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act of 1934 may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, AvTel will make copies of this prospectus available to the selling stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

           At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

           AvTel has agreed with certain of the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered hereby have been sold or are eligible for sale without restriction under Rule 144.

                       WHERE YOU CAN FIND MORE INFORMATION

           AvTel is subject to the reporting requirements of the Securities Exchange Act of 1934. Accordingly, AvTel files periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect or copy these materials at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information concerning the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. AvTel's filings are also available to the public from the Commission's website on the Internet at http.//www.sec.gov. AvTel distributes to its stockholders annual reports containing audited financial statements. You may also access information about AvTel electronically by means of its website at http.//www.avtel.com.

           AvTel has filed with the Securities and Exchange Commission a registration statement on Form S-3 with respect to the shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. Please refer to the registration statement and its exhibits, and to the documents incorporated by reference into the registration statement, for further information about AvTel and the shares offered by this prospectus. You may obtain a copy of the registration statement through the public reference facilities of the Securities and Exchange Commission described above. You may also access a copy of the registration statement electronically by means of the Securities and Exchange Commission's website at http.//www.sec.gov.

           The Securities and Exchange Commission allows AvTel to "incorporate by reference" the documents AvTel files with it. This means that AvTel can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Documents that AvTel files later with the Securities and Exchange Commission will automatically update and supersede this information. AvTel incorporates by reference the documents listed below:

     (1)  AvTel's  Annual  Report on Form 10-K for the year ended  December  31,
          1998;

     (2) AvTel's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     (3) AvTel's Current Report on Form 8-K, filed with the Commission on May 5, 1999;

     (4) The description of the common stock contained in AvTel's registration statement on Form 10-SB, filed with the Securities and Exchange Commission on January 16, 1996, as amended by the registration statements on Form 10-SB/A filed on

          March 29 and May 28, 1996, and as further amended by the definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on October 30, 1997, in connection with AvTel's reincorporation in Delaware.

     (5) All reports and other documents AvTel files with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering.

           You may request a copy any document incorporated by reference into this prospectus, at no cost, by writing or calling AvTel at:

                           AvTel Communications, Inc.
                501 Bath Street, Santa Barbara, California 93101
                          Attention: Investor Relations
                           Telephone: (805) 884-6300.

           This prospectus is part of a registration statement AvTel filed with the Securities and Exchange Commission.

                                  LEGAL MATTERS

           The validity of the common stock offered hereby has been passed upon by Seed, Mackall & Cole LLP, Santa Barbara, California, counsel to AvTel.

                                     EXPERTS

           The consolidated financial statements and financial statement schedule of AvTel Communications, Inc. and subsidiaries at December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

           You should rely only on the information or representations provided in this prospectus or to which AvTel has referred you. AvTel has not authorized anyone to provide you with different information. The common stock will not be offered in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

                                TABLE OF CONTENTS
                                                                        Page No.

AvTel  ....................................................................2
Forward-Looking Statements ............................................... 2
Risk Factors ............................................................. 2
The Private Offering...................................................... 6
Use of Proceeds .......................................................... 8
Selling Stockholders ...................................................   8
Plan of Distribution .................................................... 10
Where You Can Find More Information.......................................12
Legal Matters ........................................................... 13
Experts  .................................................................13


                           AVTEL COMMUNICATIONS, INC.

                                 815,000 SHARES

                                       OF

                                  Common Stock


                               ------------------

                                   PROSPECTUS

                               ------------------

                                     , 1999

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The Registrant will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents, the fees and disbursements of counsel representing the selling stockholders or any underwriter or agent acting on behalf of a selling stockholder, and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee and The Nasdaq SmallCap Market additional listing fee.

SEC registration fee ..............................................   $   1,147
Nasdaq SmallCap Market additional listing fee .........................   7,500
Legal fees and expenses..............................................    10,000
Accounting fees and expenses .........................................    3,000
Printing expenses .....................................................   3,000
Transfer Agent expenses ...............................................   1,000
Miscellaneous expenses ...............................................    2,353
                                                                         ------
                                         Total ....................... $ 28,000


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

           As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by
Section 145 of the Delaware General Corporation Law, Article VI of the Bylaws of the Registrant provides that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law;
(iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim, approved by a majority of its Board of Directors, which alleges willful misappropriation of corporate assets, disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent's duty to the Registrant or its Stockholders); (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees;

and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

           The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

ITEM 16. EXHIBITS

4.1 Form of stock certificate for common stock of the Registrant. (Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-8 dated May 22, 1998).

4.2 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock. (Incorporated by Reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.)

4.3 Convertible Preferred Stock and Warrants Purchase Agreement dated as of April 5, 1999, among Registrant, AMRO International, S.A., Austinvest Anstalt Balzers, and Esquire Trade & Finance Inc. (Incorporated by Reference to Exhibit 10.13 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.)

4.4 Registration Rights Agreement dated as of April 5, 1999, among Registrant, AMRO International, S.A., Austinvest Anstalt Balzers, and Esquire Trade & Finance Inc. (Incorporated by Reference to Exhibit 10.14 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.)

4.5 Stock Purchase Warrants granted by Registrant to AMRO International, S.A., Austinvest Anstalt Balzers, and Esquire Trade & Finance Inc. (Incorporated by Reference to Exhibit 10.15 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.)

5    Opinion of Seed, Mackall & Cole LLP.

23.1 Consent of KPMG LLP.

23.2 Consent of Seed, Mackall & Cole LLP (included in Exhibit 5.1).

24   Power of Attorney (included on page II-5).

ITEM 17. UNDERTAKINGS

A.         RULE 415 OFFERING

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i) to include any prospectus required by Section
                     10(a)(3) Securities Act of 1933 (the "Securities Act");

                               (ii) to  reflect in the  prospectus  any facts or
                     events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                               (iii) to include any  material  information  with
                     respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this undertaking do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.         FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS
           BY REFERENCE

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.         REQUEST FOR ACCELERATION OF EFFECTIVE DATE

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on this 19th day of May, 1999.

                                          AVTEL COMMUNICATIONS, INC.

                                          By:     /s/  ANTHONY E. PAPA
                                                       Anthony E. Papa
                                                       Chairman of the Board and
                                                       Chief Executive Officer



                                POWER OF ATTORNEY

           Each person whose signature appears below constitutes and appoints Anthony E. Papa and James P. Pisani, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 19, 1999, in the capacities indicated.


           Signature                        Title

  /s/ ANTHONY E. PAPA              Chairman of the Board, Chief
      Anthony E. Papa              Executive Officer and Director
                                  (Principal Executive Officer)

 /s/ JAMES P. PISANI               President, Chief Operating Officer,Secretary
     James P. Pisani               and Director

                    (Signatures continued on following page)

 /s/ MICHAEL J. USSERY              Chief Financial Officer
     Michael J. Ussery             (Principal Financial Officer and
                                    Principal Accounting Officer)

 /s/ JOHN E. ALLEN                  Director
     John E. Allen

 /s/ JEFFREY J. JENSEN              Director
     Jeffrey J. Jensen

 /s/ ANTHONY D. MARTIN              Director
     Anthony D. Martin

                                  EXHIBIT INDEX

4.1 Form of stock certificate for common stock of the Registrant. (Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-8 dated May 22, 1998).

4.2 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock. (Incorporated by Reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.)

4.3 Convertible Preferred Stock and Warrants Purchase Agreement dated as of April 5, 1999, among Registrant, AMRO International, S.A., Austinvest Anstalt Balzers, and Esquire Trade & Finance Inc. (Incorporated by Reference to Exhibit 10.13 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.)

4.4 Registration Rights Agreement dated as of April 5, 1999, among Registrant, AMRO International, S.A., Austinvest Anstalt Balzers, and Esquire Trade & Finance Inc. (Incorporated by Reference to Exhibit 10.14 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.)

4.5 Stock Purchase Warrants granted by Registrant to AMRO International, S.A., Austinvest Anstalt Balzers, and Esquire Trade & Finance Inc. (Incorporated by Reference to Exhibit 10.15 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.)

5    Opinion of Seed, Mackall & Cole LLP.

23.1 Consent of KPMG LLP.

23.2 Consent of Seed, Mackall & Cole LLP (included in Exhibit 5.1).

24   Power of Attorney (included on page II-5).



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